Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-225566 on Form S-11 of our report dated March 24, 2020, relating to the financial statements of Blackstone Real Estate Income Trust, Inc. appearing in the Annual Report on Form 10-K of Blackstone Real Estate Income Trust, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 27, 2020